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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Proffitt's, Inc. on Form S-1 of our report dated March 3, 1995, with respect to the consolidated financial statements of Younkers, Inc., and subsidiary for the year ended January 28, 1995 not separately presented, incorporated by reference in the Annual Report on Form 10-K of Proffitt's, Inc. for the year ended February 1, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

Des Moines, Iowa
June 20, 1997